UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        SEPTEMBER 27, 2007

WILLIAMS SCOTSMAN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
000-51521	52-1862719
(Commission File Number)	(I.R.S. Employer Identification No.)

8211 Town Center Drive, Baltimore, Maryland	21236
(Address of principal executive offices)	(Zip Code)

(410) 931-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Williams Scotsman International, Inc. a Delaware corporation (NASDAQ: WLSC) (the “Company”), announced today that its wholly-owned subsidiary, Williams Scotsman, Inc., a Maryland corporation, has elected to optionally redeem all of its outstanding 81(2% Senior Notes Due 2015 (CUSIP US96949VAK98) (the “Notes”). The redemption date for the Notes will be October 31, 2007.

In accordance with the terms of the indenture governing the Notes, the redemption of the Notes is conditional upon the consummation of the previously announced merger of a subsidiary of Ristretto Group S.a.r.l. with and into the Company. In the event that the merger is not consummated on or prior to the redemption date, the notice of redemption will be automatically revoked with no further action required on the part of Williams Scotsman, Inc. or the trustee for the Notes.

The aggregate principal amount of the Notes being redeemed is $450,000,000. The redemption price for the Notes is equal to (i) 100% of the principal amount of the Notes plus (ii) a make-whole premium plus (iii) accrued and unpaid interest to the redemption date. The make-whole premium will be calculated using a discount rate equal to (a) the yield on certain U.S. treasury securities (as determined at least two business days prior to the redemption date) plus (b) 50 basis points.

A copy of the press release announcing the redemption of the Notes is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Press Release of the Company, dated September 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.
By:	/s/ John B. Ross
Name: John B. Ross Title: Secretary

September 27, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release of the Company, dated September 27, 2007.